BLACKSKY REPORTS THIRD QUARTER 2024 RESULTS

Company Receives New Awards Valued up to $780 Million
YTD Revenue Growth of 22%; Company Reaffirms Full Year 2024 Guidance
First Gen-3 Satellite Completing Final Pre-Ship Testing

HERNDON, VA – November 7, 2024 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the third quarter ended September 30, 2024.

Third Quarter Financial Highlights:
•Revenue of $22.5 million, up 6% from the prior year quarter
•Imagery & software analytical services revenue grew 13% over the prior year quarter
•Imagery & software analytical services cost of sales(1), as a percent of revenue, improved to 21% from 23% in the prior year quarter

“We delivered a strong quarter of multi-year contract bookings valued up to $780 million, continuing to demonstrate growing demand for our high-frequency monitoring and AI-enabled analytic services,” said Brian E. O’Toole, BlackSky CEO. “We successfully raised over $45 million, which has strengthened our balance sheet and provides the capital, which we believe will fully fund our baseline Gen-3 constellation plan. We are excited to be in the final phases of pre-ship testing of our first Gen-3 satellite as we ready for launch. Looking ahead, we expect to start a regular deployment cadence of Gen-3 satellites in 2025, which will start to unlock our next phase of growth delivering transformative space-based intelligence solutions to customers around the world.”

Recent Highlights
•Won a multi-year contract valued up to $290 million with the National Geospatial-Intelligence Agency to monitor global economic activity and military capability
•Awarded a multi-year contract with NASA valued up to $476 million to deliver time-diverse, rapid-revisit satellite imagery to support Earth and applied science research
•Signed a six-million-dollar contract expansion with an existing international defense sector customer to extend access to BlackSky’s Gen-2 satellite imagery services

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.

•Expanded product offering to provide non-Earth imaging services and captured multiple seven-figure contracts in support of growing space domain awareness missions worldwide
•Awarded a U.S. Navy research contract to explore applications for advanced optical intersatellite link terminals to provide real-time access to imagery during time-sensitive military operations worldwide
•Successfully raised over $45 million which is expected to fully fund the Company’s baseline Gen-3 constellation
•First Gen-3 satellite in final testing phase and expected to ship to launch site in the next few weeks with a launch window anticipated to open three to four weeks after shipment
•BlackSky wins 2024 Novaspace, formerly Euroconsult, Leading Earth Observation Business Award at World Space Business Week in Paris, an event that recognizes companies shaping the future of the global space sector

Financial Results
Revenues
Total revenue for the third quarter of 2024 was $22.5 million, up $1.3 million, or 6%, from the third quarter of 2023. Imagery and software analytical services revenue was $17.3 million in the third quarter of 2024, up 13% over the prior year period, primarily driven by incremental customer orders for BlackSky’s imagery services. Professional and engineering services revenue was $5.3 million in the third quarter of 2024, compared to $6.0 million in the prior year period. Professional and engineering services contracts are milestone-based contracts that may have quarter-over-quarter revenue variability, in contrast to the imagery and software analytical services, which are typically recurring subscription-based revenues.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 29% for the third quarter of 2024, compared to 32% in the third quarter of 2023. Imagery and software analytical service costs as a percentage of revenue improved to 21% in the third quarter of 2024, compared to 23% in the third quarter of 2023, primarily driven by greater volumes of revenue that inherently have a low fixed-cost structure as a percentage of revenue.

Operating Expenses
Operating expenses for the third quarter of 2024 were $29.1 million, which included $2.4 million of non-cash stock-based compensation expense and $11.1 million in depreciation and amortization expenses. Operating expenses for the third quarter of 2023 were $29.0 million, which included $2.3 million in non-cash stock-based compensation expense and $11.3 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the third quarter of 2024 were $15.6 million, flat compared to cash operating expenses of $15.4 million for the third quarter of 2023.

(1) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Net Loss/Income
Net loss for the third quarter of 2024 was $12.6 million, compared to a net income of $0.7 million in the third quarter of 2023. The year-over-year decrease of $13.3 million was primarily driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value and driven by the Company’s common stock price, which resulted in changes in the gain on derivatives.

Adjusted EBITDA(2)
Adjusted EBITDA for the third quarter of 2024 was $0.7 million, compared to an adjusted EBITDA loss of $0.4 million in the third quarter of 2023. The $1.1 million year-over-year improvement was primarily driven by strong operating leverage achieved through higher revenues and improved gross margins.

Balance Sheet & Capital Expenditures
As of September 30, 2024, cash and cash equivalents, restricted cash, and short-term investments totaled $64.4 million. This balance includes net equity proceeds of approximately $44.6 million raised in the quarter, less a $10.0 million debt repayment on the commercial bank line, which remains available to the Company should it choose to draw on it. In addition, the Company anticipates receiving approximately $26.7 million in payments over the next 12 months as interim milestones on a few major customer contracts are met and expected to be billed, further enhancing the Company’s liquidity. Capital expenditures for the third quarter of 2024 were $13.1 million, bringing the year-to-date total capital expenditures to $40.7 million.

2024 Outlook
BlackSky is starting to ramp up revenues from recent contract awards and continues to work on a number of sizable new and expansion contracts which have some degree of uncertainty surrounding the timing of close and start of revenue recognition. As such, the Company maintains its outlook for full year 2024 revenue of between $102 million and $118 million, and full year 2024 adjusted EBITDA of between $8 million and $16 million. In addition, the Company maintains its expectations for full year 2024 capital expenditures of between $55 million and $65 million, primarily driven by investments in its Gen-3 satellites.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EST. Senior management will review the third quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-800-715-9871 or 1-646-307-1963 using conference ID 8425999 or “BlackSky” at least ten minutes prior to the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13749731. The audio replay will be available from approximately 12:30 p.m. EST on November 7, 2024, through November 21, 2024.

(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence systems that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, stock-based compensation expense; unrealized (gain) loss on certain warrants/shares classified as derivative liabilities; non-recurring transaction costs; severance; litigation, settlements, and related costs; impairment losses, income on equity method investment; transaction costs associated with debt and equity financings; and investment loss on short-term investments. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Senior Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Imagery & software analytical services	$17,276	$15,264	$52,578	$46,352
Professional & engineering services	5,273	5,996	19,145	12,632
Total revenue	22,549	21,260	71,723	58,984
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,682	3,479	10,559	10,634
Professional & engineering service costs, excluding depreciation and amortization	2,968	3,288	10,006	11,137
Selling, general and administrative	17,961	17,572	54,991	55,289
Research and development	43	133	785	525
Depreciation and amortization	11,125	11,304	33,586	32,735
Total costs and expenses	35,779	35,776	109,927	110,320
Operating loss	(13,230)	(14,516)	(38,204)	(51,336)
Gain on derivatives	3,574	17,012	8,593	7,445
Income on equity method investment	—	328	—	913
Interest income	257	519	987	1,602
Interest expense	(3,142)	(2,532)	(8,805)	(6,627)
Other (expense) income, net	(22)	2	(19)	(1,808)
(Loss) income before income taxes	(12,563)	813	(37,448)	(49,811)
Income tax expense	(28)	(138)	(350)	(260)
Net (loss) income	(12,591)	675	(37,798)	(50,071)
Other comprehensive income	—	—	—	—
Total comprehensive (loss) income	$(12,591)	$675	$(37,798)	$(50,071)

Basic and diluted (loss) income per share of common stock:
Net (loss) income per share of common stock	$(0.66)	$0.04	$(2.05)	$(3.00)

Weighted average common shares outstanding - basic	19,120	17,360	18,394	16,683

Weighted average common shares outstanding - diluted	19,120	17,883	18,394	16,683

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$56,159	$32,815
Restricted cash	1,147	619
Short-term investments	7,090	19,697
Accounts receivable, net of allowance of $0 and $151, respectively	10,284	7,071
Prepaid expenses and other current assets	5,086	3,916
Contract assets	26,736	15,213
Total current assets	106,502	79,331
Property and equipment - net	46,945	67,116
Operating lease right of use assets - net	2,559	1,630
Goodwill	9,393	9,393
Intangible assets - net	936	1,357
Satellite procurement work in process	76,504	55,976
Other assets	2,616	9,263
Total assets	$245,455	$224,066
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$12,683	$11,573
Amounts payable to equity method investees	—	10,843
Contract liabilities - current	4,224	3,670
Debt - current portion	324	—
Other current liabilities	1,523	1,405
Total current liabilities	18,754	27,491
Operating lease liabilities	7,043	3,041
Derivative liabilities	6,556	15,149
Long-term debt - net of current portion	98,427	83,502
Other liabilities	4,408	1,724
Total liabilities	135,188	130,907
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 30,779 and 145,232 shares; outstanding, 30,482 shares and 142,837 shares as of September 30, 2024 and December 31, 2023, respectively.	3	2
Additional paid-in capital	747,032	692,127
Accumulated deficit	(636,768)	(598,970)
Total stockholders’ equity	110,267	93,159
Total liabilities and stockholders’ equity	$245,455	$224,066

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(37,798)	$(50,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	33,586	32,735
Operating lease right of use assets amortization	529	753
Bad debt expense	100	39
Stock-based compensation expense	8,244	7,725
Amortization of debt issuance costs and non-cash interest expense	6,727	249
Gain on derivatives	(8,593)	(7,445)
Non-cash interest income	(630)	(551)
Loss on impairment of assets	71	—
Loss on disposal of assets	44	127
Income on equity method investment	—	(913)
Changes in operating assets and liabilities:
Accounts receivable	(3,313)	359
Contract assets - current and long-term	(5,133)	(5,271)
Prepaid expenses and other current assets	(1,148)	(13)
Other assets	2,525	1,144
Accounts payable and accrued liabilities	(967)	834
Other current liabilities	194	(640)
Contract liabilities - current and long-term	1,005	(175)
Other liabilities	(10)	5,316
Net cash used in operating activities	(4,567)	(15,798)
Cash flows from investing activities:
Purchase of property and equipment	(12,289)	(12,296)
Satellite procurement work in process	(28,410)	(23,603)
Purchases of short-term investments	(13,488)	(29,167)
Proceeds from maturities of short-term investments	26,725	50,110
Proceeds from sale of property and equipment	—	22
Net cash used in investing activities	(27,462)	(14,934)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	47,343	30,868
Proceeds from issuance of debt	20,000	—
Proceeds from options exercised and ESPP shares purchased	157	9
Debt payments	(10,000)	—
Payments for debt issuance costs	(632)	—
Withholding tax payments on vesting of restricted stock units	(967)	(972)
Payments of transaction costs for debt modification	—	(1,311)
Payments of transaction costs related to derivative liabilities	—	(905)
Net cash provided by financing activities	55,901	27,689
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,872	(3,043)
Cash, cash equivalents, and restricted cash – beginning of year	33,434	37,016
Cash, cash equivalents, and restricted cash – end of period	$57,306	$33,973

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(12,591)	$675	$(37,798)	$(50,071)
Interest income	(257)	(519)	(987)	(1,602)
Interest expense	3,142	2,532	8,805	6,627
Income tax expense	28	138	350	260
Depreciation and amortization	11,125	11,304	33,586	32,735
Stock-based compensation expense	2,519	2,402	8,244	7,725
Gain on derivatives	(3,574)	(17,012)	(8,593)	(7,445)
Non-recurring transaction costs	228	—	228	—
Severance	78	363	219	562
Litigation, settlements, and related costs	(28)	—	137	—
Impairment losses	71	—	71	—
Income on equity method investment	—	(328)	—	(913)
Transaction costs associated with debt and equity financings	—	—	—	1,738
Investment loss on short-term investments	—	—	—	55
Adjusted EBITDA	$741	$(445)	$4,262	$(10,329)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses	$29,129	$29,009	$89,362	$88,549
Stock-based compensation for selling, general and administrative costs	(2,377)	(2,265)	(7,747)	(7,149)
Depreciation and amortization	(11,125)	(11,304)	(33,586)	(32,735)
Cash operating expenses	$15,627	$15,440	$48,029	$48,665